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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 2007

                                  ISRAMCO, INC.
             (Exact name of registrant as specified in its charter)

 ------------------------------ -------------------------- ---------------------
          Delaware                      0-12500                 13-3145265
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 (State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)
 ------------------------------ -------------------------- ---------------------


                4801 WOODWAY DRIVE SUITE 100E, HOUSTON, TX 77056
          (Address of principal executive offices, including Zip Code)

                                  713-621-3882
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act


                                (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                                EXPLANATARY NOTE

Isramco Inc. hereby amends the Current Report that it filed on January 7, 2008 (the "Original 8-K"), to correct the financial statement implications of the transactions described therein. In the last paragraph under Item 2.01 of the Original 8-K, the Company mistakenly disclosed that it anticipated reporting in its financial statements for the year ended December 31, 2007 a $5 million loss (before tax) in connection with the reported transaction. The Original 8-k is being revised to reflect an anticipated reduction in such financial statements of $5 million of additional capital paid in rather than a loss.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosures contained in Item 2.01 below are hereby incorporated by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 2007, Isramco Inc. (the "Company") and I.O.C- Israel Oil Company Ltd, an Israeli company and related party ("IOC"), entered into an agreement pursuant to which the Company sold and transferred to IOC its Israeli based activities and assets currently conducted and managed by the Company's Israel branch office (the "Branch Office") for aggregate consideration of approximately $13.6 million. Following the sale of these assets, the Company no longer conducts operations in Israel though it will continue to hold working interests in certain oil and gas assets offshore Israel. The decision was taken in light of the Company's expanding oil and gas operations in the United States and management's decision that it is the Company's best interests that the Company focus on the oil and gas operations in the United States and terminate activities in Israel which, prior to the sale transaction reported hereunder, comprised a relatively insignificant component of the Company's overall operations.

The principal assets transferred to IOC include participation units in the Israeli oil and gas limited partnerships Isramco Negev 2 ("Negev") and INOC Dead Sea ("Dead Sea"), both of which were held by the Branch Office. The participation units of each of Negev and Dead Sea trade on the Tel Aviv Stock Exchange. The sale of the units was completed through a private non-market transaction with IOC where the sale price of the Negev and Dead Sea units was established at, respectively, a 7% and 10% discount to the closing sale price of these units on the Tel Aviv Stock Exchange on December 30, 2007. The discounts were established by an independent appraiser. The Branch Office also transferred to IOC all operating activities at the Branch Office, including, employees, fixed assets, marketable securities and certain rights and liabilities, as well as the Company's holdings of Isramco Oil and Gas Ltd. and title to undeveloped real estate located in Israel.

IOC is a wholly-owned subsidiary of Naphtha Israel Petroleum Corp, Ltd. ("Naphtha"). Naphtha holds 100% of Naphtha Holdings Ltd. , which holds approximately 48% of the Company's issued and outstanding stock.

The proceeds of the sale were used by the Company to retire in full the loan that IOC advanced to the Company in March 2007 for purposes of enabling the Company to complete the acquisition from Five States Company, L.L.C. ("Five States") of certain oil and gas properties in the United States. The outstanding balance of the loan from IOC to the Company as of December 31, 2007 was approximately $12.9 million. The remaining proceeds of the sale were used to pay down part of the interest accrued on the loan advanced by Naphtha to the Company in connection with the acquisition from Five States.

The difference between the investment in the Negev 2 and Dead Sea units as recorded in the Company's financial statements (equity method) and the consideration paid by IOC for said participation units in the above reported transaction (i.e., the closing sale price of these units on the Tel Aviv Stock Exchange on December 30, 2007, LESS the discounts referred to above that were determined by the independent appraiser) was $5 million. Since this is a transaction between entities under common control, the Company anticipates that it will record in its financial statements for the year ended December 31, 2007, the $5 million excess of net book value over sale price as a reduction of additional paid in capital.



ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

The disclosures contained in Item 2.01 below are hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

None


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           DATED: JANUARY 17, 2008                     ISRAMCO, INC.

                                                  BY: /s/ Haim Tsuff
                                                      --------------
                                                      HAIM TSUFF
                                                      CHIEF EXECUTIVE OFFICER